FOR IMMEDIATE RELEASE

CONTACT:           DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
FIRST QUARTER MARCH 31, 2009

New York, N.Y., May 5, 2009 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a  real estate investment trust whose investment strategy focuses on commercial real estate (“CRE”) loan assets and, to a lesser extent, commercial finance assets, reported results for the first quarter ended March 31, 2009.

Financial Highlights

•
Net operating income of $10.2 million, or $0.42 per share-diluted for the quarter ended March 31, 2009 as compared to $10.7 million, or $0.43 per share-diluted for the quarter ended March 31, 2008, a decrease of $552,000 (5%).

•
REIT taxable income, a non-GAAP measure, of $6.1 million or $0.25 per share-diluted for the first quarter ended March 31, 2009 as compared to $12.1 million or $0.48 per share-diluted for the first quarter ended March 31, 2008, a decrease of $6.0 million (49%).

•
GAAP net loss for the quarter ended March 31, 2009 of $0.50 per share, including provisions for loan and lease losses of $8.0 million, net unrealized losses on bank loans held for sale of $9.0 million and other-than-temporary impairment charges of $5.6 million, or a total of (-$0.92) per share, as compared to GAAP net income for the quarter ended March 31, 2008 of $0.38 per share-diluted including provisions for loan and lease losses of $1.1 million or (-$0.05) per share-diluted.

•
RCC announced a dividend distribution of $0.30 per common share for the quarter ended March 31, 2009, $7.5 million in the aggregate, paid on April 28, 2009 to stockholders of record as of March 31, 2009.

•	Economic book value, a non-GAAP measure, was $9.74 per common share as of March 31, 2009.

•	GAAP book value was $6.81 per common share as of March 31, 2009.

•
Paydowns and repayments totaled $35.4 million, which included $17.4 million on RCC’s CRE loan portfolio and $18.0 million on RCC’s bank loan portfolio for the quarter ended March 31, 2009.  Since the quarter end, RCC’s bank loan portfolio paydowns and repayments totaled an additional $10.4 million and RCC’s CRE loan portfolio paydowns and repayments totaled an additional $5.1 million.

•	RCC reduced the balance of its non-recourse repurchase facility funding CRE loans to $16.0 million as of March 31, 2009, which is secured by $36.0 million of pledged collateral.

Jonathan Z. Cohen, CEO and President of RCC, commented, “Given the global and macroeconomic circumstances, our real estate portfolio continues to perform well – we continue to benefit from overall good asset quality and a low cost of funding due to our long term matched liabilities. We are actively managing our portfolios to maintain the creditworthiness of our assets and to maximize our ability to reinvest our funds into the opportunities we see arising in this marketplace.  We continue to reduce the amount of leverage we use, as can be seen in our CRE loan repayments and origination activities.  Because we are seeing attractive new investment opportunities ahead, we believe that in the future, as we receive increased loan repayments and proceeds from asset sales, we will be able to generate new loans with substantial returns without relying on new leverage to achieve such returns. We also look forward to continue paying a meaningful cash dividend.”

Additional financial results for the first quarter ended March 31, 2009 and recent developments include:

General

•	RCC’s net interest income decreased by $1.1 million, or 8%, to $12.7 million for the first quarter ended March 31, 2009, as compared to $13.8 million for the same period in 2008.

Commercial Real Estate

•
RCC funded commitments on existing CRE loans, on a gross basis, of $3.6 million during the first quarter ended March 31, 2009.  The aggregate net portfolio of CRE loans was reduced by $103.2 million to $805.9 million at March 31, 2009, from $909.1 million at March 31, 2008, not including future funding obligations of $3.4 million.

The following table summarizes RCC’s CRE loan repayment and orgination activities (including future funding obligations), at par, for the three and 12 months ended March 31, 2009 (in millions, except percentages)(unaudited):

	Three Months Ended March 31, 2009	12 Months Ended March 31, 2009	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate (1)
Whole loans (3)	$3.6	$25.1	2.91%	7.78%
Whole loans, future funding obligations	−	3.4	N/A	N/A
New loans production	3.6	28.5
Payoffs	(7.0)	(59.5)
Principal paydowns	(10.4)	(25.1)
Whole loans, future funding obligations	−	(3.4)
Net – new loans (4)	$(13.8)	$(59.5)

(1)	Reflects rates on our portfolio balance as of March 31, 2009.

(2)	Represents the weighted average rate above London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR.

(3)	Includes fundings of previous commitments on transitional loans of $3.6 million for the three months ended March 31, 2009 and $4.3 million for the 12 months ended March 31, 2009.

(4)	The basis of new net loans does not include provisions for losses on CRE loans of $5.0 for the three months ended March 31, 2009 and $19.7 million for the 12 months ended March 31, 2009.

Commercial Finance

•
RCC’s bank loan portfolio ended the first quarter with total investments of $939.4 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.48%.  All of RCC’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47%.

•
RCC’s commercial finance subsidiary ended the first quarter with $97.1 million, at amortized cost, in direct financing leases and loans at a weighted-average rate of 8.70%.  RCC’s leasing portfolio is match-funded through a secured term facility which had an outstanding balance of $88.7 million as of March 31, 2009 and a weighted-average interest rate of 7.68%, which includes the cost of interest rate swaps with respect to the term facility.

Book Value

As of March 31, 2009, RCC’s GAAP book value per common share was $6.81.  Total stockholders’ equity was $169.5 million as of March 31, 2009 as compared to $186.3 million as of December 31, 2008.  Total common shares outstanding were 24,901,995 as of March 31, 2009 as compared to 25,344,867 as of December 31, 2008.  The net decrease in RCC’s stockholders’ equity of $16.8 million was substantially the result of increased provisions for loan and lease losses of $8.0 million, losses on our bank loan portfolio of $9.0 million, combined with a decrease in the value of marked-to-market securities of $9.0 million, which was partially offset by an increase in the value of interest swap liabilities of $8.9 million.

As of March 31, 2009, RCC’s economic book value per common share outstanding, a non-GAAP measure, was $9.74.  Economic book value is computed by adding back to GAAP book value any unrealized losses on the Company’s investments in CMBS for which it expects to recover full par value at maturity, and on derivatives (cash flow hedges) that are associated with fixed-rate loans which it intends to hold until maturity, in excess of its value at risk, and that have not been adjusted through stockholders’ equity for market fluctuations (see Note 1 of Schedule III in this release).  Economic book value per share is computed by dividing the economic book value by the number of shares outstanding at the end of the period.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RCC’s investment portfolio as of March 31, 2009, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RCC’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages)(unaudited):

	Amortized cost	(3)	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
March 31, 2009
Floating rate
CMBS-private placement	$32,063		99.99%	$12,142	37.87%	$(19,921)	-62.12%
Other ABS	45		100.00%	45	100.00%	−	−%
B notes (1)	26,500		100.00%	26,399	99.62%	(101)	-0.38%
Mezzanine loans (1)	129,396		100.00%	129,007	99.70%	(389)	-0.30%
Whole loans (1)	424,645		99.80%	418,371	98.32%	(6,274)	-1.48%
Bank loans (2)	923,441		97.58%	648,566	68.54%	(274,875)	-29.04%
Bank loans held for sale	15,968		100.00%	15,968	100.00%	−	−%
Total floating rate	$1,552,058		98.49%	$1,250,498	79.36%	$(301,560)	-19.13%
Fixed rate
CMBS – private placement	$38,505		91.52%	$8,139	19.34%	$(30,366)	-72.18%
B notes (1)	55,387		100.10%	55,221	99.80%	(166)	-0.30%
Mezzanine loans (1)	81,293		94.74%	68,398	79.71%	(12,895)	-15.03%
Whole loans (1)	88,472		99.61%	88,210	99.31%	(262)	-0.30%
Equipment leases and loans (4)	97,096		99.27%	96,546	98.71%	(550)	-0.56%
Total fixed rate	$360,753		97.54%	$316,514	85.58%	$(44,239)	-11.96%
Grand total	$1,912,811		98.31%	$1,567,012	80.54%	$(345,799)	-17.77%

(1)
Net carrying amount includes an allowance for loan losses of $20.1 million at March 31, 2009, allocated as follows:  B notes ($0.3 million), mezzanine loans ($13.3 million) and whole loans ($6.5 million).

(2)
The bank loan portfolio is carried at amortized cost less allowance for loan loss and was $896.7 million at March 31, 2009.  Amount disclosed represents net realized value at March 31, 2009, which includes $26.7 million allowance for loan losses at March 31, 2009.

(3)	Bank loans held for sale and other ABS are carried at fair value and, therefore, amortized cost is equal to fair value.

(4)	Net carrying amount includes a $550,000 allowance for lease and loan losses at March 31, 2009.

Liquidity

At April 30, 2009, after disbursing the first quarter 2009 dividend, there were three primary sources for RCC’s liquidity:

•	unrestricted cash and cash equivalents of $7.6 million and restricted cash of $10.0 million comprised of $6.6 million in margin call accounts and $3.4 million related to the leasing portfolio;

•
capital available for reinvestment in its five collateralized debt obligation (“CDO”) entities of $41.9 million, of which $6.8 million is designated to finance future funding commitments on CRE loans; and

•
financing available under existing borrowing facilities of $11.3 million from RCC’s secured financing facility.  RCC also has $84.0 million of unused capacity under a three-year non-recourse CRE repurchase facility, which, however, requires approval of individual repurchase transactions by the repurchase counterparty.

Capital Allocation

As of March 31, 2009, RCC had allocated its equity capital among its targeted asset classes as follows: 72% in CRE loans, 25% in commercial bank loans and 3% in direct financing leases and notes.

Supplemental Information

The following schedules of reconciliations or supplemental information as of March 31, 2009 are included at the end of this release:

•	Schedule I – Reconciliation of GAAP Net Loss to Estimated REIT Taxable Income;

•	Schedule II – Reconciliation of GAAP Stockholders’ Equity to Economic Book Value; and

•	Schedule III – Summary of RCC’s CDO and CLO Performance Statistics.

About Resource Capital Corp.

RCC is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on CRE-related assets, and, to a lesser extent, commercial finance assets. RCC invests in  the following asset classes: CRE-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of CDOs and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors.

For more information, please visit RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s unaudited consolidated balance sheets, consolidated statements of operations and reconciliations of GAAP net (loss) income to estimated REIT taxable income and GAAP stockholders’ equity to economic book value and supplemental information regarding  RCC’s CRE loan, bank loan and equipment leasing portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Cash and cash equivalents	$10,668	$14,583
Restricted cash	60,273	60,394
Investment securities available-for-sale, pledged as collateral, at fair value	15,376	22,466
Investment securities available-for-sale, at fair value	4,950	6,794
Loans, pledged as collateral and net of allowances of $46.9 million and $43.9 million	1,682,283	1,712,779
Loans held for sale, at fair value	15,968	−
Direct financing leases and notes, pledged as collateral, net of allowance of $550,000 and $450,000 and net of unearned income	96,546	104,015
Investments in unconsolidated entities	1,548	1,548
Interest receivable	6,992	8,440
Principal paydown receivables	44	950
Other assets	4,780	4,062
Total assets	$1,899,428	$1,936,031
LIABILITIES
Borrowings	$1,692,571	$1,699,763
Distribution payable	7,529	9,942
Accrued interest expense	2,737	4,712
Derivatives, at fair value	22,786	31,589
Accounts payable and other liabilities	4,297	3,720
Total liabilities	1,729,920	1,749,726
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 24,901,995 and 25,344,867 shares issued and outstanding (including 554,769 and 452,310 unvested restricted shares)	26	26
Additional paid-in capital	353,534	356,103
Accumulated other comprehensive loss	(75,249)	(80,707)
Distributions in excess of earnings	(108,803)	(89,117)
Total stockholders’ equity	169,508	186,305
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,899,428	$1,936,031

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
REVENUES
Interest income:
Loans	$23,160	$32,439
Securities	882	1,181
Leases	2,233	1,990
Interest income − other	347	1,373
Total interest income	26,622	36,983
Interest expense	13,877	23,148
Net interest income	12,745	13,835

OPERATING EXPENSES
Management fee expense − related party	1,001	1,738
Equity compensation expense − related party	88	81
Professional services	964	792
Insurance expense	172	128
General and administrative	405	355
Income tax (benefit) expense	(45)	29
Total expenses	2,585	3,123

NET OPERATING INCOME	10,160	10,712

OTHER (EXPENSE) REVENUES
Net realized and unrealized losses on sales of investments	(14,345)	(1,995)
Other income	22	33
Provision for loan and lease loss	(7,989)	(1,137)
Gain on the extinguishment of debt	−	1,750
Total other expenses, net	(22,312)	(1,349)

NET (LOSS) INCOME	$(12,152)	$9,363

NET (LOSS) INCOME PER SHARE – BASIC	$(0.50)	$0.38

NET (LOSS) INCOME PER SHARE – DILUTED	$(0.50)	$0.38

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − BASIC	24,467,408	24,612,724

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − DILUTED	24,467,408	24,883,444

DIVIDENDS DECLARED PER SHARE	$0.30	$0.41

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME
TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles net (loss) income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended
	March 31,
	2009	2008
Net (loss) income - GAAP	$(12,152)	$9,363
Adjustments:
Share-based compensation to related parties	17	(147)
Capital loss carryover (utilization)/losses from the sale of securities	5,620	2,000
Provisions for loan and lease losses unrealized	4,978	56
Net book to tax adjustments for the Company’s taxable foreign REIT subsidiaries	7,590	775
Other net book to tax adjustments	45	8
Estimated REIT taxable income	$6,098	$12,055

Estimated REIT taxable income per share – diluted (2)	$0.25	$0.48

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable income, RCC expects that its distributions may at times be more or less than its reported income.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidiary, if any such income exists, which is not included in REIT taxable income until distributed to RCC.  There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its income to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because RCC generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
Denominator for the three months ended March 31, 2009 includes 242,464 shares that were not included in the calculation of GAAP earnings per share because the effect would have been anti-dilutive due to RCC's net loss for the three months ended March 31, 2009.   The dilutive shares relate to restricted stock that has not yet vested at March 31, 2009.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY TO ECONOMIC BOOK VALUE (1)
(in thousands, except per share data)
(Unaudited)

As of March 31, 2009
Stockholders’ equity - GAAP	$169,508
Add:
Unrealized losses – CMBS portfolio	50,287
Unrealized losses recognized in excess of value at risk – interest rate swaps (2)	22,829
Economic book value	$242,624
Shares outstanding	24,902
Economic book value per share	$9.74

(1)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share.  The measure serves as an additional measure of RCC’s value because it facilitates evaluation of RCC without the effects of unrealized losses on investments for which RCC expects to recover full par value at maturity and on interest rate swaps, which RCC intends to hold to maturity, in excess of RCC’s value at risk.  Unrealized losses recognized in RCC’s financial statements, prepared in accordance with GAAP, that are in excess of RCC’s maximum value at risk are added back to stockholders' equity in arriving at economic book value.  Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RCC’s consolidated balance sheets, to help analyze RCC’s value to investors.  Economic book value is defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s economic book value to that of other REITs.

(2)	RCC adds back unrealized losses on interest rate swaps (cash flow hedges) that are associated with fixed-rate loans that have not been adjusted through stockholders’ equity for market fluctuations.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF RCC’s CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(Unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
		Year Ended	Quarter Ended
		December 31,	March 31,	March 31,	March 31,	Effective
	CDO Type	2008 (1)	2009	2009 (2) (3)	2009 (4)	Date
		(actual)	(actual)
Apidos CDO I	CLO	$8,957	$1,423	$6,303	$3,874	$17,176
Apidos CDO III	CLO	$6,725	$2,067	$3,799	$6,694	$11,269
Apidos Cinco CDO	CLO	$9,470	$2,342	$3,276	$12,912	$17,774
RREF 2006-1	CRE CDO	$10,658	$3,048	$13,353	$24,107	$24,941
RREF 2007-1	CRE CDO	$13,297	$4,358	$21,827	$20,604	$26,032

(1)
Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership); see Note 8 of RCC’s Form 10-K for the year ended December 31, 2008 for a more detailed discussion of RCC’s equity interests.

(2)	Interest coverage includes annualized amounts based on most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to the Company’s preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands)
(Unaudited)

Loan and Leasing Investment Statistics

The following table presents information on RCC’s non-performing loans and leases and related allowances as of March 31, 2009 and 2008 (based on amortized costs):

	As of March 31,
	2009	2008
Non-performing:
Loans and leases	$67,561	$16,827
Loans and leases as a percentage of total	3.6%	0.9%

Allowance for loan and lease losses:
Specific provision	$33,393	$2,973
General provision	14,008	4,024
Total allowance for loan and leases	$47,401	$6,997
Allowance as a percentage of total loans and leases	2.6%	0.4%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands)
(Unaudited)

The following table presents CRE loan portfolio statistics as of March 31, 2009 (based on par value):

Security type
Whole loans	64.8%
Mezzanine loans	24.9%
B Notes	10.3%
Total	100.0%

Collateral type
Multifamily	31.7%
Hotel	28.1%
Office	22.0%
Retail	12.7%
Condo	0.9%
Flex	0.9%
Self-storage	0.8%
Other	2.9%
Total	100.0%

Collateral location
Southern California	22.8%
Northern California	17.3%
New York	11.6%
Arizona	7.5%
Florida	4.8%
Texas	4.3%
Tennessee	4.0%
Washington	3.9%
Colorado	3.9%
Other	19.9%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands)
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of March 31, 2009 (based on par value):

Industry type
Healthcare, education and childcare	11.3%
Diversified/conglomerate service	9.0%
Broadcasting and entertainment	6.4%
Printing and publishing	6.0%
Chemicals, plastics and rubber	6.0%
Retail stores	5.0%
Personal, food and miscellaneous services	3.9%
Hotels, motels, inns and gaming	3.8%
Finance	3.7%
Automobiles	3.7%
Leasure, amusement, motion pictures, entertainment	3.5%
Other	37.7%
Total	100.0%

The following table describes equipment leases and notes by industry as of March 31, 2009 (based on par value):

Industry type
Services	54.1%
Retail trade	11.5%
Transportation,communications, electric, gas and sanitary services	10.8%
Manufacturing	6.2%
Construction	4.7%
Finance, insurance and real estate	4.1%
Agriculture, forestry and fishing	3.5%
Other	5.1%
Total	100.0%